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                                                                     Exhibit 8.1





                                                  February 19, 2002



Anteon International Corporation
3211 Jermantown Road, Suite 700
Fairfax, Virginia  22030-2801


                      Re: Anteon International Corporation
             Registration Statement on Form S-1 (File No. 333-75884)

Ladies and Gentlemen:

                  In connection with the above captioned Registration Statement on Form S-1 (the "Registration Statement") filed by Anteon International Corporation, a Delaware corporation, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein have the meanings given them in the Registration Statement.

                  For purposes of our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents, records, certificates or other instruments as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

                  The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change,



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and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.

                  Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we hereby confirm that the discussion set forth in the Registration Statement under the heading "CERTAIN U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS" is our opinion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "CERTAIN U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                   Very truly yours,


                                   /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON



                     PAUL, WEISS, RIFKIND, WHARTON & GARRISON